                                                                    Exhibit 23.1




                               CONSENT OF INDEPENDENT
                            CERTIFIED PUBLIC ACCOUNTANTS

Barringer Technologies Inc.
Murray Hill, New Jersey

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated February 12, 1997, relating to the consolidated financial statements and schedule of Barringer Technologies Inc. which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


/s/ BDO Seidman, LLP

BDO SEIDMAN, LLP
Woodbridge, New Jersey
August 14, 1997